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    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 21, 1996
                                                       REGISTRATION NO. 33-81232
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                         POST-EFFECTIVE AMENDMENT NO. 5
                            ON FORM S-3 TO FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          COSMETIC GROUP U.S.A., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA
 (STATE OR OTHER JURISDICTION                                           95-4040591
               OF                                                    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                                     IDENTIFICATION NO.)

       11312 PENROSE STREET, SUN VALLEY, CALIFORNIA 91352, (818) 767-2889
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

     ALFRED E. BOOTH, JR., CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          COSMETIC GROUP U.S.A., INC.
       11312 PENROSE STREET, SUN VALLEY, CALIFORNIA 91352, (818) 767-2889
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                              DAVID R. EANDI, ESQ.
                             ERVIN, COHEN & JESSUP
                            9401 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90212
                                 (310) 273-6333
                            ------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
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     This Post-Effective Amendment No. 5 on Form S-3 (the "Post-Effective
Amendment") is being filed to amend the Registration Statement on Form SB-2 (No. 33-81232), as amended (the "Registration Statement"), of Cosmetic Group U.S.A., Inc., a California corporation (the "Company"). The Registration Statement covered an aggregate of 707,730 shares of Common Stock of the Company, of which 189,061 shares were being offered by the Company pursuant to outstanding warrants (the "Warrant Shares") and 518,669 shares were being offered for sale by certain selling shareholders (the "Selling Shareholder Shares").

     The Selling Shareholder Shares consist of: (a) 160,749 shares of Common Stock issued by the Company in a 1993 private placement; (b) 137,500 shares of Common Stock issued by the Company in a private placement completed in April 1994; (c) 118,200 shares of Common Stock purchased by certain selling shareholders from affiliates of the Company in April 1993; and (d) 102,220 shares of Common Stock issued by the Company upon the conversion of convertible notes which were issued in a private placement completed in January 1994. The Company is no longer required to maintain an effective registration statement covering resales of the Selling Shareholder Shares, as all of the Selling Shareholder Shares have either been sold pursuant to the Registration Statement or Rule 144 under the Securities Act of 1933 ("Rule 144") or qualify for sale pursuant to Rule 144 and may be sold under Rule 144 rather than pursuant to the Prospectus which is a part of the Registration Statement. Accordingly, this Post-Effective Amendment is being filed to withdraw the Selling Shareholder Shares from the Registration Statement. The Registration Statement continues to cover the sale by the Company of the Warrant Shares.

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                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Post-Effective Amendment No. 5 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sun Valley, State of California, on October 16, 1996.

                                          COSMETIC GROUP U.S.A., INC.

                                          By: /s/ ALFRED E. BOOTH, JR.
                                            ------------------------------------
                                            Alfred E. Booth, Jr., Chairman of
                                              the Board

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